ANNEX A
To the Transfer Agency and Service Agreement, as amended,
by and between
SPDR® Series Trust and State Street Bank and Trust Company

Trading
ETF	Symbol

SPDR® Dow Jones Total Market ETF	TMW
SPDR® Dow Jones Large Cap ETF	ELR
SPDR® Dow Jones Large Cap Growth ETF	ELG
SPDR® Dow Jones Large Cap Value ETF	ELV
SPDR® Dow Jones Mid Cap ETF	EMM
SPDR® Dow Jones Mid Cap Growth ETF	EMG
SPDR® Dow Jones Mid Cap Value ETF	EMV
SPDR® Dow Jones Small Cap ETF	DSC
SPDR® Dow Jones Small Cap Growth ETF	DSG
SPDR® Dow Jones Small Cap Value ETF	DSV
SPDR® DJ Global Titans ETF	DGT
SPDR® Dow Jones REIT ETF	RWR
SPDR® KBW Bank ETF	KBE
SPDR® KBW Capital Markets ETF	KCE
SPDR® KBW Insurance ETF	KIE
SPDR® Morgan Stanley Technology ETF	MTK
SPDR® S&P® Dividend ETF	SDY
SPDR® S&P® Biotech ETF	XBI
SPDR® S&P® Health Care Equipment ETF	XHE
SPDR® S&P® Homebuilders ETF	XHB
SPDR® S&P® Metals & Mining ETF	XME
SPDR® S&P® Oil & Gas Equipment & Services ETF	XES
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP
SPDR® S&P® Pharmaceuticals ETF	XPH
SPDR® S&P® Retail ETF	XRT
SPDR® S&P® Semiconductor ETF	XSD
SPDR® S&P® Telecom ETF	XTL
SPDR® S&P® Transportation ETF	XTN
SPDR® KBW Regional Banking ETF	KRE
SPDR® Barclays Capital 1-3 Month T-Bill ETF	BIL
SPDR® Barclays Capital Intermediate Term Treasury ETF	ITE
SPDR® Barclays Capital Long Term Treasury ETF	TLO
SPDR® Barclays Capital TIPS ETF	IPE
SPDR® Barclays Capital Aggregate Bond ETF	LAG
SPDR® Nuveen Barclays Capital Municipal Bond ETF	TFI
SPDR® Barclays Capital International Treasury Bond ETF	BWX
SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF	SHM
SPDR® Nuveen Barclays Capital California Municipal Bond ETF	CXA
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF	INY

Trading
ETF	Symbol

SPDR® Barclays Capital High Yield Bond ETF	JNK
SPDR® DB International Government Inflation-Linked Bond ETF	WIP
SPDR® Barclays Capital Short Term International Treasury Bond ETF	BWZ
SPDR® Barclays Capital Intermediate Term Credit Bond ETF	ITR
SPDR® Barclays Capital Long Term Credit Bond ETF	LWC
SPDR® Barclays Capital Convertible Bond ETF	CWB
SPDR® Barclays Capital Mortgage Backed Bond ETF	MBG
SPDR® KBW Mortgage Finance ETF	KME
SPDR® Wells Fargo Preferred Stock ETF	PSK
SPDR® Nuveen S&P® VRDO Municipal Bond ETF	VRD
SPDR® Barclays Capital Short Term Corporate Bond ETF	SCPB
SPDR® Nuveen Barclays Capital Build America Bond ETF	BABS
SPDR® Barclays Capital International Corporate Bond ETF	IBND
SPDR® Barclays Capital Emerging Markets Local Bond ETF	EBND

Effective With SEC, But Not Operational

SPDR® S&P® Aerospace & Defense ETF
SPDR® S&P® Building & Construction ETF
SPDR® S&P® Computer Hardware ETF
SPDR® S&P® Computer Software ETF
SPDR® S&P® Health Care Services ETF
SPDR® S&P® Leisure Time ETF
SPDR® S&P® Outsourcing & IT Consulting ETF
Dated: February 23, 2011

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